SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2006 (August 10, 2006)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151

(Commission File Number)	(IRS Employer Identification No.)

350 Linden Oaks, Rochester, New York	14625

(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)           On August 10, 2006, Bob Klimasewski, 63, resigned as the Chief Executive Officer of VirtualScopics, Inc. (the “Company”). Mr. Klimasewski, a member of the Company’s Board of Directors who acted as the interim Chief Executive Officer of the Company, will continue to serve on the Company’s Board of Directors as the Vice-Chairman.

(c)           On August 10, 2006, the Company’s Board of Directors promoted Jeffrey Markin from the position of Chief Operating Officer to the position of Chief Executive Officer. As Chief Executive Officer, Mr. Markin will be responsible for the overall management of the Company.

Mr. Markin, 48, served as the Chief Operating Officer of the Company from May 11, 2006 to August 10, 2006. As Chief Operating Officer of the Company, Mr. Markin was responsible for the overall operation of the Company.

Prior to joining the Company, Mr. Markin, was employed by the Eastman Kodak Company for 26 years. Mr. Markin’s most recent position with Kodak was in its health group as vice president and general manager of output systems and mammography solutions. Since joining the Kodak health group in 2001, Mr. Markin managed major group operations including leadership of the conventional x-ray business, mammography solutions, healthcare IT software and solutions business, and global radiology sales and service organization.

Prior to serving in Eastman Kodak’s health group, Mr. Markin held leadership positions in Eastman Kodak’s document imaging business, including vice president of North American marketing, global general manager of the output business and general manager of the Asian-based services business with operations in China, Hong Kong, Philippines, Malaysia and Australia. Mr. Markin also served on the Board of Directors for Hermes Precisa Australia, the leading document services company in Australia.

Mr. Markin is a Six Sigma Management Black Belt and in 2004 he won Eastman Kodak Chairman’s leadership award for his inspired management of company and health group business imperatives. Mr. Markin holds a Bachelor of Science degree in industrial engineering from State University of New York at Buffalo and an executive master of business administration from the Simon School of Business at the University of Rochester.

The Company entered into an employment agreement with Mr. Markin in connection with his appointment as the Chief Operating Officer. The terms of such employment agreement remain in effect and will govern Mr. Markin’s employment as the Chief Executive Officer of the Company. The agreement provides for an employment term at-will, an annual base salary of $220,000, a bonus of $30,000 in 2006 upon the achievement of certain Company performance targets and covenants restricting Mr. Markin’s ability to compete with the Company. Additionally, Mr. Markin has been granted 500,000 stock options under a new plan to be created and approved by the stockholders of the Company. The exercise price of the stock options granted to Mr. Markin is $4.00 per share and such stock options will vest over four (4) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: September 13, 2006	By: /S/ Jeffrey Markin
Name: Jeffrey Markin
Title: Chief Executive Officer